EXHIBIT 21

SUBSIDIARIES OF ANHEUSER-BUSCH COMPANIES, INC.

NAME OF COMPANY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	TRADE NAME(S)
Anheuser-Busch, Incorporated	Missouri	Anheuser-Busch Center
(The) Anheuser-Busch Collectors Club
Anheuser-Busch Conference and Sports Centre
Anheuser-Busch Sales Co.
Anheuser-Busch Sales of Canton
Anheuser-Busch Sales Co. of Denver
Anheuser-Busch Sales Company of Denver
Anheuser-Busch Sales of Enid
Anheuser-Busch Sales of Oklahoma
Anheuser-Busch Sales of Oklahoma - Enid Branch
Anheuser-Busch Sales of Oklahoma - Perry Branch
Anheuser-Busch Sales of Oklahoma - Ponca City Branch
Anheuser-Busch Sales of Oklahoma - Tulsa Branch
Anheuser-Busch Sales of Oklahoma - Vinita Branch
Anheuser-Busch Sales of Ponca City
Anheuser-Busch Sales of San Diego
Anheuser-Busch Sales of Stillwater
Anheuser-Busch Sales of Stockton
Anheuser-Busch Sales of Sylmar
Anheuser-Busch Sales of Tulsa
Anheuser-Busch Sales of Vinita
Beechwood Brewing Group
Blue Dawg Brewing
Bud Productions
Bud Sports
Evolve Beverage Company
Grant’s Farm
Green Valley Brewing Company
Kingsmill Golf Club
Hill Brewing Company
Import Brands Alliance
Latrobe Brewing Co.
Margaritaville Brewing Co.
(The) Peels Beverage Company
Promotional Products Group
St. Louis Soccer Park
Widmer Brothers Brewing Company
Anheuser-Busch Jade Hong Kong Holding Company, Limited	Hong Kong
Anheuser-Busch Asia, Inc.	Delaware
Anheuser-Busch Brasil Holdings Ltda.	Brazil
Anheuser-Busch Canada, Inc.	Delaware

NAME OF COMPANY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	TRADE NAME(S)
Anheuser-Busch Distributors of New York, Inc.	Delaware	Anheuser-Busch Sales and Service of New York
Anheuser-Busch Europe, Inc.	Delaware
Anheuser-Busch Europe Limited	United Kingdom
Anheuser-Busch Hong Kong Investment Company, Limited	Hong Kong
Anheuser-Busch Hong Kong Trading Company, Limited	Hong Kong
Anheuser-Busch Import Investments, Inc.	Delaware
Anheuser-Busch International, Inc.	Delaware
Anheuser-Busch International Holdings, Inc.	Delaware
Anheuser-Busch Investments, S.L.	Spain
Anheuser-Busch Latin American Development Corporation	Delaware
Anheuser-Busch Management (Shanghai) Company Limited	China
Anheuser-Busch Mexico, Inc.	Delaware
Anheuser-Busch Overseas Holdings, L.L.C.	Delaware
Anheuser-Busch Packaging Group, Inc.	Delaware	Anheuser-Busch Companies Packaging Group
Anheuser-Busch Recycling Corporation	Ohio
Anheuser-Busch River North Investment Capital Corporation	Delaware	River North Distributing Company
Anheuser-Busch Sales of Hawaii, Inc.	Delaware
Anheuser-Busch San Diego Wholesaler Development Corporation	Delaware	Anheuser-Busch Sales of San Diego
Anheuser-Busch South Asia Holding Company	Mauritius
Anheuser-Busch Spanish Holdings, Inc.	Delaware
Anheuser-Busch Wholesaler Development Corp.	Delaware	Anheuser-Busch Sales, Pomona Anheuser-Busch Sales, Antelope Valley
Anheuser-Busch Wholesaler Development Corporation III	Delaware
Anheuser-Busch Wholesaler Development Corporation IV	Delaware
Anheuser-Busch Wisconsin Investment Capital Corporation	Wisconsin
Anheuser-Busch World Trade Ltd.	Delaware
August A. Busch & Co. of Massachusetts, Inc.	Massachusetts
Ballantine Management Limited	British Virgin Islands
Bannon Corporation	Delaware
BARI-Canada, Inc.	Delaware
Bevo Music, Inc.	Delaware
Bow Tie Music, Inc.	Delaware

NAME OF COMPANY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	TRADE NAME(S)
Budweiser Brasil Ltda.	Brazil
Budweiser (China) Sales Company, Limited	China
Budweiser Hong Kong Holding Company, Limited	Hong Kong
Budweiser Stag Brewing Company Limited	United Kingdom
Budweiser Wuhan International Brewing Company Limited	China
Busch Agricultural Resources, Inc.	Delaware	Mill Spring Farms
Busch Agricultural Resources International, Inc.	Delaware
Busch Entertainment Corporation	Delaware	Sesame Place
Busch Entertainment Company International, Inc.	Delaware
Busch Hong Kong Holding Company, Limited	Hong Kong
Busch Investment Corporation	Delaware
Busch Mechanical Services, Inc.	Delaware	Atlanta Transportation Services Company
Busch Reclamation Services
Busch Transportation Services, Inc.
Springfield Railway Services
Memphis Transportation Services
Busch Media Group, Inc.	Delaware
Busch Properties, Inc.	Delaware	Kingsmill Audio Visual Services
Kingsmill Golf Club
Kingsmill Inn and Conference Center
Busch Properties of Florida, Inc.	Florida
Civic Center Corporation	Missouri
Consolidated Farms, Inc.	Delaware	Elk Mountain Farms, Inc.
Eagle Packaging, Inc.	Delaware
Eagle Snacks, Inc.	Delaware	The Cape Cod Company in Hyannis
Eagle Snacks of Missouri
Carolina Harvest Company
Extra Lucky Investment Limited	Hong Kong
Fung Heng Investment Limited	Hong Kong
Garrard Holding	Delaware	Longhorn Glass Corporation
Garrard Leasing Company	Delaware
Glass Container Corporation	Kentucky
Global Conduit Holdings Limited	British Virgin Islands
Harbin Beer Sales Company Limited	China
Harbin Brewery (Changchun Yinpu) Company Limited	China
Harbin Brewery Group Limited	Cayman Islands
Harbin Brewery Investments Limited	British Virgin Islands
Harbin Brewing Company Limited	China
Harbin Brewing Daqing Xiaoxue Company Limited	Daqing, China
Harbin Brewing (Hegang) Company Limited	China

NAME OF COMPANY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	TRADE NAME(S)
Harbin Brewing (Hailun) Company Limited	China
Harbin Brewing (Jiamusi Jiafeng) Company Limited	China
Harbin Brewing Jinzhou Company Limited	China
Harbin Brewing (Mudanjiang Jingpo) Company Limited	China
Harbin Brewing (Shenyang) Company Limited	China
Harbin Brewing (Songjiang) Company Limited	China
Harbin Brewing (Tangshan) Company Limited	China
Harbin Brewing (Yanji) Company Limited	Yanji, China
Here’s to Beer, Inc.	District of Columbia
HSH of Orlando, Inc.	Florida
ILH Company	Florida
Import Brands Alliance, Inc.	Delaware
Jilin Harbin Brewing Company Limited	China
King Victory Investments, Inc.	British Virgin Islands
Kingsmill Realty, Inc.	Virginia
Langhorne Food Services, Inc.	Delaware
Litchfield Development Corporation	Delaware
Longhorn Glass Manufacturing, L.P.	Delaware	Longhorn Glass Corporation
Long Tail Libations, Inc.	Delaware	Jekyll & Hyde Spirits
Manufacturers Cartage Company	Missouri
Manufacturers Railway Company	Missouri
Metal Container Corporation	Delaware	MCC Riverside
Metal Container Corporation of California	California
M.R.S. Redevelopment Corporation	Missouri
New-Biz Corporation	British Virgin Islands
Noble Right Limited	British Virgin Islands
Nutri-Turf, Inc.	Delaware
Pacific International Rice Mills, Inc.	Delaware
PBP, Inc.	Delaware
Pestalozzi Street Insurance Company, Ltd.	Bermuda
Precision Printing and Packaging, Inc.	Delaware
Prestige Full Investment Limited	Hong Kong
Promociones y Desarrollos Mexico de Mexicali, S. de R. L. de C. V.	Mexico
SeaWorld, Inc.	Delaware	Sea World Vacations
Busch Gardens Vacations
Sesame Place Vacations
Water Country USA Vacations
Adventure Island Vacations
Discovery Cove Vacations
SeaWorld of Ohio
SeaWorld of Florida, Inc.	Florida
SeaWorld of Texas, Inc.	Delaware

NAME OF COMPANY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	TRADE NAME(S)
SeaWorld & Busch Gardens Conservation Fund	Delaware
SFKBPP, Inc.	Missouri
Somerset Distributions, L.L.C.	Delaware	Anheuser-Busch Sales, Beach Cities
Stag Brewing Company Limited	United Kingdom
St. Louis Refrigerator Car Company	Delaware
Tune Out Music, Inc.	Delaware
Wholesaler Equity Development Corporation	Delaware
Williamsburg Transport, Inc.	Virginia